Exhibit 10.10

FIRST AMENDMENT

CHANGE OF CONTROL SEVERANCE, CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

This First Amendment to Change of Control Severance, Confidentiality and Non-Solicitation Agreement is entered into between GENERAL MOLY, INC., a Delaware corporation (the “Company”) and Lee Shumway (“Employee”) to be effective as of September 6, 2013.

RECITALS

A.            Effective as of January 1, 2012, the Company and Employee entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement (the “Agreement”).

B.            Effective September 7, 2013 the Company is instituting a Temporary Salary Reduction Program to assist the Company with cash conservation efforts as the Company progresses financing efforts for the construction and operation of the Mt. Hope Project in Eureka County, Nevada.

C.            Employee’s annual base salary is being reduced by the Company’s Temporary Salary Reduction Program.

D.            Employee and the Company desire to amend the Agreement to make clear that Employee’s annual base salary for purposes of determining “Severance Pay” pursuant to the Agreement shall not be reduced or otherwise affected by the Company’s Temporary Salary Reduction Program, and its application to Employee’s annual base salary.

E.             Employee and Company agree to revoke this First Amendment at the termination of the Temporary Salary Reduction Program.

AMENDMENT

1.              Section 1.  Change in Control Severance Pay is hereby amended to add the following underlined language to the parenthetical following the definition of “Severance Pay”:

… Employee’s annual base salary (as in effect immediately prior to the closing of the Change of Control, provided however that Employee’s base salary as reduced by the Company’s implementation on September 7, 2013 of its Temporary Salary Reduction Program shall not be used to determine Employee’s base salary for purposes of “Severance Pay” under this Agreement.  To avoid any doubt, Employee’s base salary shall be equal to Employees base salary on September 6, 2013).

IN WITNESS WHEREOF, the parties have executed this First Amendment to Change of Control Severance, Confidentiality and Non-Solicitation Agreement on the dates set forth below, to be effective as of September 6, 2013

COMPANY: GENERAL MOLY, INC.			EMPLOYEE

By:	/s/ R. Scott Roswell	9/25/13	/s/ Lee M. Shumway	9/9/13

Its:	Corporate Counsel, VP Human Resources